SUBLEASE

     This Sublease, dated March 8, 2002, is entered into by and between Tularik Inc., a Delaware corporation ("Sublandlord"), and Exelixis, Inc., a Delaware corporation ("Subtenant").

                                    RECITALS

     A. Sublandlord leases certain premises (the "Premises") consisting of approximately 66,127 rentable square feet of space located in that certain building located at One Corporate Drive (formerly Two Corporate Drive), South San Francisco, California (the "Building"). Sublandlord is the tenant under that certain Build-To-Suit Lease dated the 20th day of April, 1995 (the "Master Lease") with Britannia Developments, Inc., a California corporation, as landlord; Britannia Development, Inc. assigned its interest as landlord under the Master Lease to Britannia Gateway, LLC pursuant to an Assignment and Assumption of Lease dated as of May 24, 1995; Britannia Gateway, LLC assigned its interest under the Master Lease to Britannia Biotech Gateway Limited Partnership, a Delaware limited partnership ("Master Landlord"), pursuant to an Assignment and Assumption of Lease dated as of August 8, 1996. A copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

     B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to Sublease from Sublandlord, approximately four thousand one hundred ninety one (4,191) square feet of the Premises in the Building, as more particularly described on Exhibit B hereto and made a part hereof (the "Sublease Premises") during the Term, pursuant to the terms and provisions hereof.

     Now, Therefore, in consideration of the covenants and conditions contained herein, Sublandlord and Subtenant agree as follows:

                                    AGREEMENT

     1. Term. The term of this Sublease (the "Term") shall commence on the later of (i) March 1, 2002, (ii) the date Sublandlord has delivered possession of the Sublease Premises to Subtenant, or (iii) the date Master Landlord consents to this Sublease (the "Commencement Date") and shall expire, unless sooner terminated or extended pursuant to the further provisions hereof, at 11:59 p.m. on the date that is twelve (12) months after the Commencement Date, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof.

     2. Sublease Premises. During the Term, Sublandlord hereby subleases the Sublease Premises to Subtenant, and Subtenant hereby subleases the Sublease Premises from Sublandlord, on the terms and conditions set forth herein. Subtenant shall additionally have the right to use during the Term without charge therefor the freestanding equipment which is identified on Exhibit C
                                                                       ---------
attached hereto and made a part hereof, and all items of built-in equipment located in or serving the Sublease Premises as of the Commencement Date.

     3.  Rent.

          (a) Commencing as of the Commencement Date and continuing thereafter on the first (1st) day of each and every month during the Term, Subtenant shall pay to Sublandlord in advance the sum of $27,241.50 ($6.50 per rentable square foot) as rent for the Sublease Premises (the "Rent"). Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Rent shall be payable to Sublandlord, in advance, in lawful money of the United States, without prior notice, demand, or offset, on or before the first day of each calendar month during the Term, at the address set forth in Section 23 below or at such other address as may be designated in writing from time to time. The first month's Rent payable hereunder shall be paid by Subtenant upon the mutual execution of this Sublease.

          (b) Sublandlord shall be responsible at its sole cost for paying the following amounts and/or providing the following services: property taxes, property insurance (Building only), common area maintenance, HVAC, utilities on the Premises, property dues, elevator maintenance, sprinklers, security (including access card system), garbage, pest control, earthquake insurance, water treatment costs, and maintenance, repair and replacement (except where caused by the negligence or willful misconduct of Subtenant) of all Building operating systems, including but not limited to HVAC, electrical, mechanical, roll-up doors in the shipping area, life-safety and plumbing, landscaping and parking lot maintenance, and maintenance, repair and replacement (except where caused by the negligence or willful misconduct of Subtenant) of all built-in equipment which either serves or is located within the Sublease Premises, including but not limited to the autoclave, cagewasher, deionized/RO water supply system, animal holding room pressurization equipment, CO2 supply equipment, or any other costs that Sublandlord is required to pay under the Master Lease pursuant to its terms. Anything in this Sublease to the contrary notwithstanding, Sublandlord shall not be responsible for any other services required by Subtenant (including, without limitation, janitorial services and gas supply for the CO2 equipment). Other services that are required by Subtenant may be negotiated between Sublandlord and Subtenant and, if appropriate, billed to Subtenant at Sublandlord's actual cost for such service.

          (c) In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated with respect to the Sublease Premises, and Subtenant waives any right to terminate the Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Sublease Premises or any material portion thereof. In the event of the termination of the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without such termination constituting a default of Sublandlord unless the termination is due to a default by Sublandlord under the Master Lease which is not caused by a default by Subtenant under this Sublease. In the event of any taking, Subtenant shall have no claim to any award. In the event of any casualty, Sublandlord shall perform such restoration as is required of Sublandlord pursuant to the Master Lease and, to the extent such casualty is the result of Subtenant's action or inaction, Subtenant shall restore the Sublease Premises as soon as reasonably practicable.

          (d) Anything in this Sublease to the contrary notwithstanding, Subtenant shall be liable for, and shall pay and deliver evidence of payment prior to delinquency, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances or improvements placed by or on behalf of Subtenant in, about, upon or in connection with the Sublease Premises during the Term.

     4. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $27,241.50 as a security deposit ("Security Deposit"). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

     5.  Condition  of  the  Sublease  Premises.

          (a) Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, the Equipment or the built-in equipment located in or serving the Sublease Premises, their condition or suitability for Subtenant's use; and (ii) Subtenant agrees to accept the Sublease Premises "as is, where is," with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant's occupancy.

          (b) Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including without limitation the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises. No investigation has been made by Sublandlord to ensure compliance with the "American With Disabilities Act" ("ADA"). ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons. Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 5(b).

          (c) Other than repairs or replacements of existing improvements, Subtenant shall not make any alterations, modifications or improvements to the Sublease Premises without Sublandlord's prior written consent, which consent may be withheld in Sublandlord's sole discretion.

     6. Use. Subtenant may use the Sublease Premises as administrative offices, for research and development purposes and/or as a vivarium to the extent permitted under the Master Lease and for no other purpose without the approval of the Master Landlord and Sublandlord. Subtenant will not enter, nor allow any agent, independent contractor or other person access from the Sublease Premises to any other portion of, the Premises without an escort by an employee of Sublandlord. Sublandlord shall have the right to inspect the Sublease Premises at any time after giving Subtenant twenty-four (24) hours notice; provided, however, that Sublandlord shall have the unrestricted right to access the Sublease Premises at any time, without notice, in the event of an emergency. If Sublandlord exercises its right of entry under emergency circumstances without prior notice to Subtenant, Sublandlord shall nevertheless notify Subtenant by telephone concurrently with such entry, or if concurrent telephonic notice is not reasonably possible, as soon thereafter as is reasonably possible, provided that Subtenant has informed Sublandlord of the person(s) who should be notified of such entry and their telephone numbers. Sublandlord agrees to maintain the confidentiality of any confidential, privileged or proprietary information regarding Subtenant that Sublandlord may obtain through its access to the Sublease Premises. Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required. Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises. Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises and/or its use and handling of animals shall be in accordance with: (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises. In the event of any disagreement concerning the interpretation of such licenses, permits, policies and/or procedures, the determination of the employee of Sublandlord charged with ensuring compliance with such licenses, permits, policies and/or procedures shall be controlling.

     7. Equipment Repair. All required repair work for autoclaves and cagewashers shall be performed by Sublandlord's preventive maintenance suppliers or as otherwise determined by Sublandlord.

     8. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Except for payments of Rent (which payments shall be made by Sublandlord) and except for those provisions of the Master Lease excluded by Section 9 below, Subtenant hereby assumes and agrees to perform, during the Term, all of Sublandlord's obligations under the Master Lease to the extent such obligations are applicable to the Sublease Premises and accrue after the date hereof pursuant to this Sublease.

     9.  Incorporation  of  Master  Lease.

          (a) Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the "Landlord" in the Master Lease, the Subtenant being substituted for the "Tenant" in the Master Lease, and this Sublease being substituted for the "Lease" in the Master Lease, provided, however, that the term "Landlord" in Sections 1.2 and 12.1(a) shall mean Master Landlord, not Sublandlord. The parties specifically agree that any provisions relating to any construction obligations of "Landlord" under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. Anything in the Master Lease to the contrary notwithstanding, no personal liability shall at any time be asserted or enforceable against any assets of Sublandlord or against Sublandlord's stockholders, directors, officers or partners on account of any of Sublandlord's obligations or actions under this Sublease. The following Sections of the Master Lease are not incorporated herein: 1.1(a), 2.1, 2.2, 2.3, 2.4, 2.6, 3.1, 4.1, Article 5, Article 6, Article 7, Article 9, Article 11 (except Section 11.4, which is incorporated), Sections 12.1(b) and 12.2(c),
Section 13.1, Section 15.1, Article 17, Section 20.1, 21.15, 21.16 and Exhibits A-E.
          (b) Subtenant hereby agrees to indemnify and hold harmless Sublandlord from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublandlord arising out of, from or in connection with (i) the use or occupancy of the Premises by Subtenant, (ii) Subtenant's negligence or willful misconduct causing damage to the Equipment or the built-in equipment located in or serving the Sublease Premises, (iii) any breach or default by Subtenant under this Sublease or (iv) the failure of Subtenant to perform any obligation under the terms and provisions of the Master Lease assumed by Subtenant hereunder or required to be performed by Subtenant as provided herein, from and after the Commencement Date of this Sublease.

          (c) Sublandlord hereby agrees to indemnify and hold harmless Subtenant from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Subtenant arising out of, from or in connection with (i) Sublandlord's breach or default of any provision of this Sublease or any provisions of the Master Lease not assumed by Subtenant hereunder or (ii) acts or omissions of Sublandlord under the Master Lease in connection with the Sublease Premises prior to the Commencement Date of this Sublease.

     10.  Sublandlord's  Obligations.

          (a) Provided that Subtenant is not in default under the terms of this Sublease, Sublandlord agrees to make timely payments of the Rent due under the Master Lease and to perform all of its other obligations under the Master Lease (except to the extent assumed by Subtenant hereunder) to the end that the Master Lease shall not be terminated due to the default of Sublandlord.

          (b) To the extent that the provision of any services or the performance of any maintenance or any other act (collectively "Master Landlord Obligations") is the responsibility of Master Landlord, Sublandlord, upon Subtenant's request, shall make reasonable efforts to cause Master Landlord under the Master Lease to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease, unless such failure is the result of an event of default on the part of Sublandlord under this Sublease, the Master Lease, or both. It is expressly understood that Sublandlord does not assume Master Landlord Obligations and that the services and repairs that are incorporated herein by reference, including but not limited to the furnishing of elevators or other services or maintenance, restoration (following casualty or destruction), or repairs to the Building, Premises and/or Sublease Premises which are Master Landlord Obligations will in fact be furnished by Master Landlord and not Sublandlord, except to the extent otherwise provided herein.

          (c) Sublandlord shall, at its sole cost and expense, maintain in good condition and repair all portions of the Building and the Common Areas which Sublandlord is obligated to maintain and repair pursuant to Section 12.2(a) of the Master Lease, except for the interior portions of the Sublease Premises, which, subject to the terms hereof, shall be maintained by Subtenant.

          (d) Except as provided in this Section 10, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

     11.  Insurance.

          (a) Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

          (b) The waiver of subrogation provision contained in Section 14.4 of the Master Lease shall be deemed to be a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent hereto).

     12. Default. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent within five (5) days following receipt by Subtenant of written notice that such payment is delinquent shall constitute an event of default hereunder. If Subtenant's default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys' fees), liability, expenses or claims relating to such default.

     13. Assignment and Subletting. Sublandlord shall not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, this Sublease or any interest therein, or permit the use or occupancy of the Sublease Premises by any other person other than Subtenant. Any assignment, further subletting, occupancy or use without the prior consent of Subtenant shall, at the option of Subtenant, terminate this Sublease.

     14. Parking. Subtenant shall have Subtenant's proportionate share of parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease.

     15. Early Termination of Master Lease. If, without the fault of Sublandlord or Subtenant, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion; provided, however, that Sublandlord shall use reasonable efforts to give to Subtenant as much prior notice of its intent to terminate as practicable.

     16. Consent of Master Landlord. If Subtenant desires to take any action that requires the consent of Master Landlord pursuant to the terms of the Master Lease, including, without limitation, making any modification, alteration or improvement of the Sublease Premises or entering into a further sublease or assignment of this Sublease, and in any event if Subtenant desires to make any alternation to the Sublease Premises, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord and (c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf, unless Sublandlord agrees that Subtenant may contact Master Landlord directly with respect to the specific action for which Master Landlord's consent is required.

     17. Surrender of Sublease Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Subtenant shall remove any alterations, additions and improvements made by or at the request of Subtenant (whether or not made with Sublandlord's consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant's expense.

     18. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Landlord shall be entitled to the benefit of Subtenant's assumption of Sublandlord's obligations, as "Tenant" under the Master Lease, pursuant to Section 10 above.

     19. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

     20. Attorneys' Fees. If any action or proceeding at law or in equity shall be brought to enforce or interpret any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in connection with the prosecution or defense of such action or proceeding.

     21. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Sublandlord or Subtenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Sublandlord or Subtenant.

     22. Approval of Master Landlord. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written consent of Master Landlord thereto. Upon receipt of such consent, this Sublease shall be effective as of the Commencement Date. Sublandlord and Subtenant acknowledge and agree that in granting such consent, notwithstanding any other provisions contained in or implied in this Sublease, Master Landlord shall not be deemed or construed (a) to have released Sublandlord from any responsibility for the full and timely performance of all obligations of Sublandlord as Tenant under the Master Lease as it pertains to the Sublease Premises, nor (b) to have authorized Sublandlord to act on Master Landlord's behalf in exercising or waiving any rights, remedies or privileges of Master Landlord as Landlord under the Master Lease as it pertains to the Sublease Premises, nor (c) to have assumed, incurred or undertaken any obligations or liabilities running directly to Subtenant with respect to the Sublease Premises, it being the explicit intention and understanding of the parties that, notwithstanding the incorporation by reference of a portion of the Master Lease into this Sublease, Master Landlord and Sublandlord shall look solely to one another for the performance of their respective obligations with respect to the Premises as Landlord and Tenant under the Master Lease, and that Sublandlord and Subtenant shall look solely to one another for the performance of their respective obligations with respect to the Sublease Premises under this Sublease.

     23. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

               To  Sublandlord  at:    Tularik  Inc.
                                       Two  Corporate  Drive
                                       South  San  Francisco,  CA  94080
                                       Attn:  Luis  Bayol

               To  Subtenant  at:      Exelixis,  Inc.
                                       170  Harbor  Way
                                       P.O.  Box  511
                                       South  San  Francisco,  CA  94083-0511
                                       Attn:  Glen  Sato

     24. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     25. No Existing Defaults. Sublandlord represents and warrants to Subtenant that as of the date hereof the Master Lease is in full force and effect, that Sublandlord has neither given nor received a notice of default under the Master Lease, and that Sublandlord is not aware of any event which with the giving of notice or the passage of time could give rise to a default under the Master Lease.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     EXECUTED  as  of  the  date  first  written  above.

                                   SUBLANDLORD

                                   TULARIK  INC.
                                   a  Delaware  corporation

                                   By:    _______________________________

                                   Title: _______________________________

                                   SUBTENANT

                                   EXELIXIS,  INC.
                                   a  Delaware  corporation

                                   By:    _______________________________

                                   Title: _______________________________

                                   By:    _______________________________

                                   Title: _______________________________







                          [Signature Page To Sublease]

                           CONSENT OF MASTER LANDLORD

     BRITANNIA BIOTECH GATEWAY, L.P., "Master Landlord" under the Master Lease identified in that certain Sublease dated, for reference purposes, March ___, 2002 to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublandlord, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Landlord's consent to any further subletting or assignment.

     By its consent hereto, Master Landlord agrees to the waiver of subrogation provision described in Section 11(b) of the attached Sublease and to use reasonable efforts to obtain an endorsement from its insurers providing for said subrogation waiver from such insurers in favor of Subtenant.


                                   MASTER  LANDLORD:

                                   BRITANNIA  BIOTECH  GATEWAY,  L.P.
                                   a  Delaware  limited  partnership

                                   By:    _______________________________

                                   Britannia  Gateway, LLC, a  California
                                   limited  liability  company

                                   Managing  Partner

Date:____________________          By:    _______________________________

                                   Name:  _______________________________

                                   Title: _______________________________

                                    EXHIBIT A

                                 [MASTER LEASE]

                                    Exhibit B
                               [SUBLEASE PREMISES]

                                    EXHIBIT C

                                    Equipment




RM  127)  4'  BIO-SAFETY-CABINET   S/N  51926XV
Model  NUAIRE  #  NU-407-400

RM  126)  6'  Bio-Safety-Cabinet   S/N  67337
Model  NUAIRE  #  NU-407-600

RM  137)  4'  Bio-Safety-Cabinet   S/N  72507
Model  NUAIRE  #  NU-407-400

RM  140)  4'  Bio-Safety-Cabinet   S/N  603889
Model  LabConCo  #  36209024964

Hallway  168)  Ice  Machine  S/N  375276-07K
Model  #  AFE400A-1A

RM  121)  2  ea.  6'  Steel  Shelving

Rm  122)  5  ea.  6'  Steel  Shelving

Receiving  area  124)  1ea.  4'  steel  and  1  ea.  2'  steel  shelving

Receiving  area  124)  1ea.  4x4  Oil  Spill  Station